Exhibit 99.1

Press Release

RTI Surgical Announces First Quarter 2018 Results

Performance Driven by Strength in OEM and International Businesses

Highlights:

•	First Quarter 2018 revenue of $69.9 million

•	First quarter EBITDA of $2.7 million and Adjusted EBITDA of $7.8 million

•	Completed acquisition of Zyga Technology, a leading spine-focused medical device company

May 3, 2018 – RTI Surgical, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the first quarter of 2018.

“2018 is off to a positive start with the acquisition of Zyga at the very beginning of the year and a solid financial performance this quarter,” said Camille Farhat, chief executive officer. “The continued strength of our OEM and International franchises demonstrates the importance of our overall portfolio toward the achievement of our long-term strategic goals. With our senior team in place for the first full quarter, our strategic transformation is accelerating and we continue to deliver on our commitments.”

Farhat added, “Thanks to the hard work of numerous people across the Company, we successfully completed the acquisition of Zyga Technology and are well ahead of plan on the integration. The Zyga team hit the ground running, are a strong cultural fit with RTI and have maintained their focus and positive procedural momentum. In addition to differentiated product technology supported by strong clinical evidence, we gained a tremendous team with many individuals taking broader leadership roles at RTI.”

First Quarter 2018

RTI’s worldwide revenues for the first quarter of 2018 were $69.9 million, comparable with the prior year first quarter. First quarter revenues were driven by growth in the OEM and International lines of business, which were partially offset by declines in Sports and Spine and a $3.2 million reduction from the sale of substantially all the assets of the cardiothoracic closure business completed in August 2017. Gross profit for the first quarter of 2018 was $33.7 million, or 48.2% of revenues, compared to $35.8 million, or 51.2% of revenues, in the first quarter of 2017. Gross profit for the first quarter of 2018 was impacted by an inventory charge of $1.0 million from the write-off of inventory related to our international restructuring and $0.2 million due to the purchase accounting step-up of Zyga inventory.

During the first quarter of 2018, RTI incurred non-recurring pre-tax charges to support the ongoing strategic transformation of the business. The company incurred $0.9 million in severance and restructuring charges primarily in support of initiatives to reduce the complexity of its international organizational structure; $0.1 million related to asset impairment and abandonments of certain long-term assets as part of efforts to reduce complexity and improve operational excellence; and $0.8 million in expenses related to the January 2018 acquisition of Zyga Technology to support the acceleration of growth. During the first quarter of 2017, the company incurred $4.4 million of non-recurring pre-tax charges.

Net loss applicable to common shares was $1.9 million, or $0.03 per fully diluted common share in the first quarter of 2018, compared to a net loss applicable to common shares of $2.8 million, or $0.05 per fully diluted common share in the first quarter of 2017. As outlined in the reconciliation tables that follow, excluding the impact of the various non-recurring charges, adjusted net income applicable to common shares was $0.5 million, or $0.01 per fully diluted common share in the first quarter of 2018.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the first quarter of 2018 was $7.8 million, or 11% of revenues compared with $6.5 million, or 9% of revenues for the first quarter of 2017. The increase in Adjusted EBITDA is primarily driven by the reduction in operating expenses associated with efforts to reduce complexity and increase operational excellence implemented during 2017.

Fiscal 2018 Outlook

Based on our recent financial results and current business outlook, the Company is reiterating financial guidance for 2018, originally issued on January 5, 2018:

•	The Company expects full year revenues in the range of $280 million and $290 million.

•	The Company expects full year Adjusted EBITDA to be in the range of $32 million to $38 million.

Farhat explained, “As we continue to reduce the complexity of our operations, we remain committed to evaluating our portfolio and exploring partnership opportunities with organizations that are well positioned to be better stewards of selected assets. Our efforts to drive operational excellence focus on implementing lean manufacturing across facilities, as we continue to strengthen the organization and invest in the company. With our senior team in place and now operating efficiently, I am shifting more of my energy towards accelerating growth, by starting to rebuild the R&D pipeline and actively seeking attractive M&A opportunities at logical valuations.”

The Company noted the following assumptions are included in its guidance:

•	Relatively stable market conditions and regulatory environment;

•	Positive revenue contribution from the acquisition of Zyga Technology – announced January 4, 2018;

•	Ongoing positive impact of efforts to reduce complexity and implement operational excellence; and

•	Continued marketing of map3® cellular allogeneic bone graft and minimal negative revenue impact related to recent FDA warning letter.

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International). The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic and trauma procedures and are distributed in nearly 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

MEDIA CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

INVESTOR CONTACT:

Nathan Elwell

nelwell@lincolnchurchilladvisors.com

+1 847 530 0249

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2018	2017
Revenues	$69,890	$69,939
Costs of processing and distribution	36,208	34,160

Gross profit	33,682	35,779

Expenses:
Marketing, general and administrative	28,389	29,671
Research and development	3,421	3,688
Severance and restructuring costs	884	4,403
Asset impairment and abandonments	129	—
Acquisition and integration expenses	800	—

Total operating expenses	33,623	37,762

Operating income (loss)	59	(1,983)

Total other expense - net	(775)	(799)

Loss before income tax (provision) benefit	(716)	(2,782)
Income tax (provision) benefit	(249)	910

Net loss	(965)	(1,872)

Convertible preferred dividend	(966)	(910)

Net loss applicable to common shares	$(1,931)	$(2,782)

Net loss per common share - basic	$(0.03)	$(0.05)

Net loss per common share - diluted	$(0.03)	$(0.05)

Weighted average shares outstanding - basic	63,150,009	58,495,796

Weighted average shares outstanding - diluted	63,150,009	58,495,796

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Net loss applicable to common shares	$(1,931)	$(2,782)
Interest expense, net	824	819
Provision (benefit) for income taxes	249	(910)
Depreciation	2,623	2,672
Amortization of intangible assets	961	896

EBITDA	2,726	695
Reconciling items impacting EBITDA
Preferred dividend	966	910
Non-cash stock based compensation	1,280	834
Foreign exchange gain	(49)	(20)
Other reconciling items *
Inventory obsolescence charge	1,023	—
Inventory purchase price adjustment	206	—
Severance and restructuring costs	884	4,070
Acquisition and integration expenses	800	—

Adjusted EBITDA	$7,836	$6,489

Adjusted EBITDA as a percent of revenues	11%	9%

* See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Common Shares and Net Loss Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	March 31, 2018		March 31, 2017
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
As reported	$(1,931)	$(0.03)	$(2,782)	$(0.05)
Severance and restructuring costs	884	0.01	4,403	0.07
Inventory purchase price adjustment	206	0.00	—	—
Inventory obsolescence charge	1,023	0.02	—	—
Acquisition and integration expenses	800	0.01	—	—
Tax effect on adjustments	(493)	(0.01)	(1,482)	(0.03)

Adjusted*	$489	$0.01	$139	$0.00

* See explanations in Use of Non-GAAP Financial Measures section later in this release.

   Amount Per Diluted Share may not foot due to rounding.

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share—Diluted. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three-month periods ended March 31, 2018 and 2017 as well as the reason for excluding the individual items:

Severance and restructuring costs – This adjustment represents costs relating to the reduction of our organizational structure. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Acquisition and integration expenses – This adjustment represents charges relating to acquisition and integration expenses due to the purchase of Zyga. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory purchase price adjustment – This adjustment represents the purchase price effects of acquired Zyga inventory that was sold during the three months ended March 31, 2018. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory obsolescence charge – This adjustment represents charges relating to inventory obsolescence due to the rationalization of our international distribution infrastructure. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share—Diluted should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share—Diluted in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2018	2017
Revenues:
Spine	$19,263	$20,338
Sports	13,435	14,676
OEM	30,120	25,142
International	7,072	6,632
Cardiothoracic	—	3,151

Total revenues	$69,890	$69,939

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2018	December 31, 2017
Assets
Cash	$13,812	$22,381
Accounts receivable - net	41,594	35,081
Inventories - net	106,694	111,927
Prepaid and other assets	16,192	16,285

Total current assets	178,292	185,674
Property, plant and equipment - net	79,150	79,564
Goodwill	65,254	46,242
Other assets - net	37,898	34,426

Total assets	$360,594	$345,906

Liabilities and Stockholders’ Equity
Accounts payable	$14,740	$18,252
Accrued expenses and other current liabilities	27,834	30,478
Current portion of long-term obligations	4,268	4,268

Total current liabilities	46,842	52,998
Deferred revenue	4,448	3,741
Long-term liabilities	62,140	43,507

Total liabilities	113,430	100,246
Preferred stock	64,935	63,923
Stockholders’ equity:
Common stock and additional paid-in capital	425,324	425,132
Accumulated other comprehensive loss	(5,936)	(6,329)
Accumulated deficit	(237,159)	(237,066)

Total stockholders’ equity	182,229	181,737

Total liabilities and stockholders’ equity	$360,594	$345,906

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months
	Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(965)	$(1,872)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	3,584	3,568
Stock-based compensation	1,280	834
Amortization of deferred revenue	(1,217)	(1,274)
Other items to reconcile to net cash (used in) provided by operating activities	(4,131)	8,321

Net cash (used in) provided by operating activities	(1,449)	9,577

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,118)	(3,283)
Patent and acquired intangible asset costs	(330)	(319)
Acquisition of Zyga Technology	(21,000)	—

Net cash used in investing activities	(23,448)	(3,602)

Cash flows from financing activities:
Proceeds from long-term obligations	20,000	2,000
Payments on long-term obligations	(5,125)	(4,250)
Other financing activities	1,394	(34)

Net cash provided by (used in) financing activities	16,269	(2,284)

Effect of exchange rate changes on cash and cash equivalents	59	58

Net (decrease) increase in cash and cash equivalents	(8,569)	3,749
Cash and cash equivalents, beginning of period	22,381	13,849

Cash and cash equivalents, end of period	$13,812	$17,598